UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2012

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 Ridge Road, Goshen, NY  10924
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 8.01  Other Events.

As previously reported on Form 8-K, on June 14, 2012, the Company’s stockholders approved a proposal to effect a 1-for-125 reverse common stock split, to be immediately followed by a 125-for-1 forward common stock split via amendments to the Company’s Certificate of Incorporation, whereby each record holder owning fewer than 125 shares immediately prior to the reverse split will, instead of participating in the forward split, received a cash payment equal to $0.145 per share on a pre-split basis.  FINRA action on the stock splits took effect on June 29, 2012, and in connection therewith, the stock symbol of “MSII” has been temporarily changed to “MSIID” with the “D” to be removed from the stock symbol in 20 business days.  The new Cusip number for the Company’s common stock is 58446X 206.  Giving effect to the stock splits, the Company has approximately 13,657,885 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: July 5, 2012	By:	/s/ Denise Hawkins
Denise Hawkins
President